Exhibit 99.1

January 16, 2008

William Lutz

5705 Bridlewood Court

Columbia, MO 65203

SEPARATION AGREEMENT AND GENERAL RELEASE

Dear Bill:

This confirms the following understanding and agreements between Salton, Inc. including its successors and affiliates (collectively, the “Company”) and Bill Lutz (hereinafter referred to as “you” or “your”).

1.	Resignation; Termination of Employment Agreement.

(a)           Effective as of the close of business on the date hereof (the “Resignation Date”), you hereby voluntarily resign from all offices and titles you may hold with the Company and its affiliates as of the Effective Date. For purposes of this Agreement, “affiliates” shall have the meaning set forth in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended.

(b)          You and the Company acknowledge and agree that the Employment Agreement dated as of December 10, 2005, as amended September 4, 2007, by and between the Company and you (the “Employment Agreement”) is hereby terminated and shall be no further force and effect.

2.	Payments and Benefits.

(a)           The Company shall pay you a cash payment of $501,000, on the first day following the six month anniversary of the Effective Date (as defined in Section 7 herein, and such payments shall be in lieu of any other severance or termination pay.

(b)          You will be paid in accordance with the Company’s practices: (i) your unpaid salary through the Resignation Date; (ii) payment for all accrued and unused vacation days through the Resignation Date; and (iii) reimbursement of all reasonable business expenses incurred by you in the course of and pursuant to the business of the Company or any affiliates of the Company prior to the Resignation Date that have not previously been reimbursed.

(c)           During the eighteen (18) month period following the Resignation Date, the Company shall continue to provide (or shall cause to continue provision) to you and your family welfare benefits (or, if not reasonably available, the economic equivalent of the benefits) under the welfare benefit plans, practices, policies and programs provided by the Company (including medical, prescription, dental, disability,  employee life,  group life, dependent life, accidental death and travel accident insurance plans and programs) to the same extent as if you had remained employed during such eighteen (18) period.

(d)          You will be entitled to receive distributions of your account balance under the Company’s 401(k) plan in accordance with the terms of such plan.

(e)           You acknowledge and agree that, other than the compensation and benefits set forth in this Section 2, you are not entitled to any other compensation and benefits on account of your prior employment or service with the Company or termination of employment or service with the Company (including, without limitation, pursuant to the Employment Agreement).

3.	Restrictive Covenants.

(a)           You covenant and agree that you shall not at any time divulge, communicate, use to the detriment of the Company or for the benefit of any other person or persons, or misuse in any way, any Confidential Information (as hereinafter defined). Any Confidential Information or data acquired by you with respect to the business of the Company (which shall include, but not be limited to, information concerning the Company’s financial condition, prospects, technology, products, customers, suppliers, sources of leads and methods of doing business) shall be deemed a valuable, special and unique asset of the Company that was received by you in confidence and as a fiduciary, and you shall remain a fiduciary to the Company with respect to all of such information. For purposes of this Agreement, “Confidential Information” means information disclosed to you or known by you as a consequence of or through your employment by the Company (including information conceived, originated, discovered or developed by you) prior to or after the date hereof, and not generally known, about the Company or its business. Notwithstanding the foregoing, nothing herein shall be deemed to restrict you from disclosing Confidential Information to the extent required by law or legal process. If you receive any notice, including a subpoena, requiring such disclosure, you agree, if permitted by law or legal process to immediately notify the Company so that the Company may have the opportunity to interpose an objection. None of the foregoing obligations and restrictions apply to any Confidential Information that you demonstrate was or became generally available to the public other than as a result of disclosure by you.

(b)          All copyrights, patents, trade secrets, or other intellectual property rights associated with any ideas, concepts, techniques, inventions, processes, or works of authorship developed or created by you during the course of performing work for the Company or its customers (collectively, the “Work Product”) shall belong exclusively to the Company and shall, to the extent possible, be considered a work made by you for hire for the Company within the meaning of the Copyright Act of 1976, as amended (the “Act”). If and to the extent that any such Work Product is found as a matter of law not to be a “work made for hire” within the meaning of the Act, you expressly assign to the Company all right, title and interest in and to the Work Product, and all copies thereof,  and the copyright,  patent,  trademark,  trade secret and  all their  proprietary rights  in  the

Work Product, without further consideration, free from any claim, lien for balance due or rights of retention thereto on your part. Upon the request of the Company, you shall take such further actions, including execution and delivery of instruments of conveyance, as may be appropriate to give full and proper effect to such assignment. In the event that the Company is unable, after reasonable effort, to secure your signature on any letters patent, copyright or other analogous protection relating to Work Product, whether because of your physical or mental incapacity or for any other reason whatsoever, you hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as your agent and attorney-in-fact, to act for and on your behalf to execute and file any such application or applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent, copyright and other analogous protection with the same legal force and effect as if personally executed by you.

(c)           All books, records, and accounts relating in any manner to the customers of the Company, whether prepared by you or otherwise coming into your possession, shall be the exclusive property of the Company and shall be returned to the Company after the Resignation Date or on the Company’s request at any time.

(d)          You acknowledge and confirm that (a) the restrictive covenants contained in this Section 3 are reasonably necessary to protect the legitimate business interests of the Company, and (b) the restrictions contained in this Section 3 are not overbroad, overlong, or unfair and are not the result of overreaching, duress or coercion of any kind. You further acknowledge and confirm that your full, uninhibited and faithful observance of each of the covenants contained in this Section 3 will not cause you any undue hardship, financial or otherwise, and that enforcement of each of the covenants contained herein will not impair your ability to obtain employment commensurate with your abilities and on terms fully acceptable to you or otherwise to obtain income required for the comfortable support of you and your family and the satisfaction of the needs of your creditors, partially based on the payments set forth in Section 2(a) above. You acknowledge and confirm that your special knowledge of the business of the Company is such as would cause the Company serious injury or loss if you were to use such ability and knowledge to the benefit of a competitor. You further acknowledge that the restrictions contained in this Section 3 are intended to be, and shall be, for the benefit of and shall be enforceable by, the Company.

(e)           In the event that a court of competent jurisdiction shall determine that any provision of this Section 3 is invalid or more restrictive than permitted under the governing law of such jurisdiction, then only as to enforcement of this Section 3 within the jurisdiction of such court, such provision shall be interpreted and enforced as if it provided for the maximum restriction permitted under such governing law.

(f)           You acknowledge that the Company relies on the provisions of this Section 3 and that monetary damages will not be an adequate remedy to a breach of this Section 3, and that it would be impossible for the Company to measure damages in the event of such a breach. Therefore, you agree that, in addition to other rights that the

Company may have, the Company is entitled to an injunction preventing the Executive from doing any act that would be in breach of this Section 3.

4.	Indemnification and Insurance; Cooperation; Interest on Late Payments.

(a)           Indemnification and Insurance. You have and shall continue to have rights to indemnification under the articles, by-laws, policies or other agreements with the Company and any of its affiliates, and you have and shall continue to have rights under any directors’ and officers’ liability insurance policy maintained by the Company or any of its affiliates, in each case in accordance with the terms of such policies, if any, as amended from time to time. You also have and shall continue to have all rights to insurance and indemnification as is provided to the “Indemnified Parties” under the Agreement and Plan of Merger by and among the Company, SFP Merger Sub, Inc. and APN Holding Company, Inc. dated as of October 1, 2007 (the “Merger Agreement”), in accordance with the terms of the Merger Agreement.

(b)           Cooperation. You agree to cooperate with the Company for six (6) years after the Resignation Date, by being reasonably available to testify on behalf of the Company or any affiliate in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and to assist the Company or any affiliate, in any such action, suit or proceeding, by providing information and meeting and consulting at mutually agreeable times and places with the Board of Directors of the Company or its representatives or counsel, or representatives or counsel to the Company or any affiliate, as reasonably requested; provided, that such obligation to cooperate does not unreasonably interfere with your business or personal affairs. The Company shall reimburse you for all expenses incurred by you in connection with your provision of testimony or assistance or other cooperation contemplated by this Section 4(b) and, additionally, you shall be paid an hourly fee at a rate of $156 per hour for your services under this Section 4(b), provided such services are requested in writing by the Company. Notwithstanding anything in this Agreement to the contrary, you shall not be entitled to the $156 per hour fee for services performed hereunder through the twelve (12) month period following the Resignation Date.

5.	Release.

(a)           As used in this Agreement, the term “claims” shall include all claims, covenants, warranties, promises, undertakings, actions, suits, causes of action, obligations, debts, accounts, attorneys’ fees, judgments, losses and liabilities, of whatsoever kind or nature, in law, equity or otherwise.

(b)           For and in consideration of the payments described in Section 2 above and other good and valuable consideration, you, for and on behalf of yourself and your heirs, administrators, executors, and assigns, effective as of the Resignation Date, do fully and forever release, remise and discharge the Company, its direct and indirect subsidiaries and affiliates, together with their respective officers, directors, partners, shareholders, employees, and agents (collectively, the “Group”) from any and all claims which you had, may have had, or now have against the Company, the Group, collectively or any member of the Group individually, for or by reason of any matter, cause or thing whatsoever including any claim arising out of or attributable to your employment or the termination of your employment with the Company, including but not limited to claims of breach of contract, wrongful termination, unjust dismissal, defamation, libel or slander, or under any federal, state or local law dealing with discrimination based on age, race, sex, national origin, handicap, religion, disability or sexual preference. This release of claims includes, but is not limited to, all claims arising under the Age Discrimination in Employment Act of 1967 (the “ADEA,” a law which prohibits discrimination on the basis of age), the National Labor Relations Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act of 1990, the Civil Rights Act of 1991, the Employee Retirement Income Security Act of 1974, the Family Medical Leave Act, the Equal Pay Act, the New York Human Rights Law, the New York City Administrative Code, all as amended and all other federal, state and local labor and anti-discrimination laws, the common law and any other purported restriction on an employer’s right to terminate the employment of employees. Notwithstanding the foregoing, this Section 5(b) shall not apply to any claims that arise under or are in connection with (i) this Agreement, (ii) employee benefit plans of general applicability in which you participate as of the date prior to your Resignation Date, (iii) your statutory rights to COBRA, (iv) your rights to directors’ and officers’ liability insurance coverage and (v) your rights to indemnification by the Company under the certificate of incorporation, by-laws, policies or other agreements (including the Merger Agreement) or applicable law.

(c)           You specifically release all claims against the Group and each member thereof under the ADEA relating to your employment and its termination.

(d)          You represent that you have not filed or permitted to be filed against the Group, any member of the Group individually or the Group collectively, any complaint, charge, claim, suit, action or proceeding before any local, state or federal agency, court or other body (each individually a “Proceeding”). You further represent that you are not aware of any basis on which such a Proceeding could reasonably be instituted. You covenant and agree that you will not initiate or cause to be initiated on your behalf any Proceeding at any time hereafter with respect to the subject matter of this Agreement and claims released pursuant to this Agreement (including, without limitation, any claims relating to the termination of your employment), except as may be necessary to enforce this Agreement, to obtain benefits described in or granted under this Agreement, to seek a determination of the validity of the waiver of your rights under the ADEA or as required by law. Except as otherwise provided in the preceding sentence, you will not voluntarily participate in any judicial proceeding of any nature or description against the Group, any member of the Group individually or the Group collectively that in any way involves the allegations and facts that you could have raised against the Group, any member of the Group individually or the Group collectively as of the date hereof. You waive any right you may have to benefit in any manner from any relief (whether monetary or otherwise) arising out of any Proceeding, including any Proceeding conducted by the Equal Employment Opportunity Commission (“EEOC”). Further, you

understand that, by executing this Agreement, you will be limiting your right to pursue certain claims and the availability of certain remedies you may have against the Group, any member of the Group individually or the Group collectively. Notwithstanding the above, nothing in this Section 5 shall prevent you from initiating or participating in an investigation or proceeding conducted by the EEOC.

6.             Full Settlement and Release. You are specifically agreeing to the terms of this release because the Company has agreed to pay you money and other benefits to which you were not otherwise entitled under the Company’s policies, and has provided such other good and valuable consideration as specified herein. The Company has agreed to provide this money and other benefits because of your agreement to accept it in full settlement of all possible claims you might have or ever had, and because of your execution of this Agreement.

7.            Acknowledgements and Resignation Date. You acknowledge that you have read this Agreement in its entirety, fully understand its meaning and are executing this Agreement voluntarily and of your own free will with full knowledge of its significance. You acknowledge and warrant that you have been advised by the Company to consult with an attorney prior to executing this Agreement. The offer to accept the terms of the Agreement is open for twenty-one (21) calendar days from the date you receive the Agreement. You shall have the right to revoke this Agreement for a period of seven (7) calendar days following your execution of this Agreement, by giving written notice of such revocation to the Company. This Agreement shall not become effective until the eighth day following your execution of it (the “Effective Date”).

8.             Confidentiality. You agree to keep secret and strictly confidential the existence of this Agreement and further agree not to disclose, make known, discuss or relay any information concerning this Agreement, or any of the discussions leading up to this Agreement, to anyone other than members of your immediate family, and/or your tax advisors or attorneys, provided that those to whom you make such disclosure agree to keep said information confidential and not disclose it to others. The foregoing shall not prohibit disclosure (i) as may be ordered by any regulatory agency or court or as required by other lawful process, or (ii) as may be necessary for the prosecution of claims relating to the performance or enforcement of this Agreement.

9.             Non-Disparagement. You agree that you shall not make, or cause to be made, any statement or communicate any information (whether oral or written) that disparages or reflects negatively on the Company or any member of the Group, except for truthful statements that may be made pursuant to legal process, including without limitation in litigation, arbitration or similar dispute resolution proceedings. The Company agrees to instruct its senior officers and directors not to make or cause to be made, any statement or communicate any information (whether oral or written) that disparages or reflects negatively on you, except for truthful statements that may be made pursuant to legal process, including without limitation in litigation, arbitration or similar dispute resolution proceedings.

10.          Injunctive Relief. The Company shall be entitled to have the provisions of Sections 3, 8, and 9 specifically enforced through injunctive relief, without having to prove the adequacy of the available remedies at law, and without being required to post bond or security, it being acknowledged and agreed that such breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company. The remedies set forth in this Section 10 shall not apply to any challenge to the validity of the waiver and release of your rights under the ADEA. In the event you challenge the validity of the waiver and release of your rights under the ADEA, then the Company’s right to attorneys’ fees and costs shall be governed by the provisions of the ADEA, so that the Company may recover such fees and costs if the lawsuit is brought by you in bad faith.

11.	Enforceability.

(a)            In the event that any one or more of the provisions of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby. Moreover, if any one or more of the provisions contained in this Agreement is held to be excessively broad as to duration, scope, activity or subject, such provisions will be construed by limiting and reducing them so as to be enforceable to the maximum extent compatible with applicable law.

(b)           Subject to the second sentence in this paragraph, if you incur legal or other fees and expenses in an effort to establish entitlement to payment of severance and provision of employee benefits rightfully owing under this Agreement, the Company shall reimburse you for such reasonable fees and expenses, provided that you both (x) provide written notice to the Company ten (10) days prior to incurring such fees and expenses and (y) such notice specifies in detail the circumstances and amount of any severance and/or benefits purportedly due (such condition, the “Notice Condition”). If you satisfy the Notice Condition, then the Company shall reimburse you for such reasonable legal fees and expenses incurred up to $15,000. In addition, if a court of competent jurisdiction determines that you substantially prevailed on the merits then the Company shall reimburse you for such additional reasonable legal fees and expenses incurred by you (less any amounts paid pursuant to the preceding sentence ).

(c)           If the Company fails to pay any amount provided under this Agreement when due, the Company shall pay interest on such amount at a rate equal to (i) the rate of interest on the Company’s revolving credit charged by the Company’s principal lender plus three percent (3%), or (ii) in the absence of such revolving credit, 300 basis points over the prime commercial lending rate announced by Bank of America N.A. on the date such amount is due or, if no such rate shall be announced on such date, the immediately prior date on which the Bank of America announced such a rate.

12.          No Admission. Nothing herein shall be deemed to constitute an admission of wrongdoing by the Company or any member of the Group. Neither this Agreement nor any of its terms shall be used as an admission or introduced as evidence as to any issue of law or fact in any proceeding, suit or action, other than an action to enforce this Agreement.

13.          Waiver. A failure of either you, the Company or any member of the Group to insist on strict compliance with any provision of this Agreement shall not be deemed a waiver of such provision or any other provision hereof.

14.          Notice. Any notice given pursuant to this Agreement to any party hereto shall be deemed to have been duly given when mailed by registered or certified mail, return receipt requested, or by overnight courier, or when delivered as follows:

If to the Company, to:

Salton, Inc.

3633 Flamingo Road

Miramar, FL 33027

Attention: Lisa R. Carstarphen

Facsimile: (954) 883-1714

With a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019

Attention: Bruce Gutenplan, Esq.

Facsimile (212) 373-2070

If to you, to your last known address on file with the Company or at such other address as either party shall from time to time designate by written notice, in the manner provided herein, to the other party hereto, provided however, that notice of change of address shall not be effective until actually received by the party notified of such change of address.

15.          Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties, their respective heirs, successors (whether by way of merger or otherwise) and assigns.

16.          Tax Withholding. You shall be responsible for the payment of any and all required federal, state, local and foreign taxes incurred, or to be incurred, in connection with any amounts payable to you under this Agreement. Notwithstanding any other provision of this Agreement, the Company may withhold from amounts payable under this Agreement all federal, state, local and foreign taxes that are required to be withheld by applicable laws and regulations.

17.          Section 409A. If any payments of money or other benefits due to you hereunder could cause the application of an accelerated or additional tax under Section

409A of the Internal Revenue Code, such payments or other benefits shall be deferred if deferral will make such payment or other benefits compliant with Section 409A of the Internal Revenue Code, otherwise such payments or other benefits shall be restructured, to the extent reasonably practicable in a manner determined by the Company and reasonably acceptable to you, that is not intended to cause such an accelerated or additional tax.

18.          Agreement Execution. This Agreement may be executed on any number of separate counterparts and all such counterparts shall be deemed to be one and the same instrument. Each party hereto confirms that any facsimile copy of such party’s executed counterpart of this Agreement (or its signature page thereof) shall be deemed to be an executed original thereof.

19.          Governing Law The terms of this Agreement and all rights and obligations of the parties thereto, including its enforcement, shall be interpreted and governed by the laws of the State of Florida without regard to the principles of conflicts of laws of the State of Florida or those of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Florida.

20.          Dispute Resolution. The parties hereby (i) submit to the exclusive jurisdiction of the courts of the State of Florida and the U.S. federal courts (sitting in Miami, Florida, and the U.S. federal courts in the Southern District of Florida), (ii) consent that any such action or proceeding may be brought in any such venue, (iii) waive any objection that any such action or proceeding, if brought in any such venue, was brought in any inconvenient forum and agree not to claim the same, (iv) agree that any judgment in any such action or proceeding may be enforced in other jurisdictions, and (v) consent to service of process in accordance with Section 14 of this Agreement. Each party hereby waives any right such party may have to a jury trial in respect of any claim, suit, action or proceeding arising out of or relating to this Agreement.

21.          Headings. The headings of the sections contained in this Agreement are for convenience of reference only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

22.          Entire Agreement and Amendment. Except as otherwise specifically set forth herein, the terms contained in this Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior negotiations, representations or agreements relating thereto whether written or oral. No amendment or modification of this Agreement shall be valid or binding upon the parties unless in writing and signed by both parties.

SALTON, INC.

By:/s/ Terry L.Polistina

Date:    1/15/2008

Agreed to and Accepted By:

/s/ William Lutz

WILLIAM LUTZ

Date:    1/16/2008

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